Wyoming Secretary of State

2020 Carey Avenue

Suite 700

Cheyenne, WY 82002-0020

Ph. 307-777-7311

Profit Corporation

Articles of Incorporation

I. The name of the corporation is:

Liquid Dynamics, Inc.

II. The name and physical address of the registered agent of the corporation is:

Mountain Business Center, LLC 690 S Hwy 89 Ste 200

Jackson, WY 83001

III. The mailing address of the corporation is:

1545 Willow Drive

Kaysville, UT 84037

IV. The principal office address of the corporation is:

1545 Willow Drive

Kaysville, UT 84037

V. The number, par value, and class of shares the corporation will have the authority to issue are:

Number of Common Shares:1,000,000

Number of Preferred Shares:0

Common Par Value:

Preferred Par Value:

$0.0010

$0.0000

VI. The name and address of each incorporator is as follows:

Mountain Business Center, LLC

PO Box 12200, Jackson, WY 83002

Jonathan Bruce Bextel

Jonathan Bruce Bextel

Signature:

04/17/2018

Date:

Print Name:

Title:

Registered agent

Email:

jonathan@mountainbusinesscenter.com

Daytime Phone #:

(307) 739-3940

For Office Use Only

WY Secretary of State FILED: Apr 17 2018 9:36AM

Original ID: 2018-000799011

Wyoming Secretary of State

2020 Carey Avenue

Suite 700

Cheyenne, WY 82002-0020

Ph. 307-777-7311

I am the person whose signature appears on the filing; that I am authorized to file these documents on behalf of the business entity to which they pertain; and that the information I am submitting is true and correct to the best of my knowledge.

I am filing in accordance with the provisions of the Wyoming Business Corporation Act, (W.S. 17-16-101 through 17- 16-1804) and Registered Offices and Agents Act (W.S. 17-28-101 through 17-28-111).

I understand that the information submitted electronically by me will be used to generate Articles of Incorporation that will be filed with the Wyoming Secretary of State.

I intend and agree that the electronic submission of the information set forth herein constitutes my signature for this filing.

I have conducted the appropriate name searches to ensure compliance with W.S. 17-16-401.

I affirm, under penalty of perjury, that I have received actual, express permission from each of the following incorporators to add them to this business filing: Mountain Business Center, LLC

Notice Regarding False Filings: Filing a false document could result in criminal penalty and prosecution pursuant to W.S. 6-5-308.

I acknowledge having read W.S. 6-5-308.

Filer is:

An Individual

An Organization

Filer Information:

By submitting this form I agree and accept this electronic filing as legal submission of my Articles of Incorporation.

Jonathan Bruce Bextel

Signature: Print Name: Title:

Email:

Daytime Phone #:

04/17/2018

Date:

Jonathan Bruce Bextel Registered agent

jonathan@mountainbusinesscenter.com

(307) 739-3940

W.S. 6-5-308. Penalty for filing false document.

(a) A person commits a felony punishable by imprisonment for not more than two (2) years, a fine of not more than two thousand dollars ($2,000.00), or both, if he files with the secretary of state and willfully or knowingly:

(i)Falsifies, conceals or covers up by any trick, scheme or device a material fact;

(ii)Makes any materially false, fictitious or fraudulent statement or representation; or

(iii)Makes or uses any false writing or document knowing the same to contain any materially false, fictitious or fraudulent statement or entry.

Wyoming Secretary of State

2020 Carey Avenue

Suite 700

Cheyenne, WY 82002-0020

Ph. 307-777-7311

Consent to Appointment by Registered Agent

Mountain Business Center, LLC, whose registered office is located at 690 S Hwy 89 Ste 200, Jackson, WY 83001, voluntarily consented to serve as the registered agent for Liquid Dynamics, Inc. and has certified they are in compliance with the requirements of W.S. 17-28-101 through W.S. 17-28-111.

I have obtained a signed and dated statement by the registered agent in which they voluntarily consent to appointment for this entity.

Jonathan Bruce Bextel

Jonathan Bruce Bextel

Signature:

04/17/2018

Date:

Print Name:

Title:

Registered agent

Email:

jonathan@mountainbusinesscenter.com

Daytime Phone #:

(307) 739-3940

STATE OF WYOMING
Office of the Secretary of State

I, EDWARD A. BUCHANAN, Secretary of State of the State of Wyoming, do hereby certify that the filing requirements for the issuance of this certificate have been fulfilled.

CERTIFICATE OF INCORPORATION

Liquid Dynamics, Inc.

I have affixed hereto the Great Seal of the State of Wyoming and duly executed this official certificate at Cheyenne, Wyoming on this **17th** day of **April**, **2018** at **9:36 AM.**

Remainder intentionally left blank.

Filed Date: 04/17/2018

Edward A. Buchanan

Secretary of State

Filed Online By:

Jonathan Bruce Bextel

on 04/17/2018